Exhibit 3.273

Certificate of Incorporation of David J. Martinez Co., Inc.

THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the “New Jersey Business, Corporation Act.”

FIRST: The name of the corporation is David J. Martinez Co., Inc.

SECOND: The address of the corporation’s initial registered office is 142B Beverly Hills Terrace, Woodbridge, NJ 07095. The name of the registered agent at such address is David J. Martinez.

THIRD: The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act,” N.J.S. 14A:1-1 et seq.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares without par value.

FIFTH: The number of directors constituting the initial Board of Directors of this corporation is one (1). The name and address of each person who is to serve as such Director is:

David J. Martinez, 142B Beverly Hills Terrace, Woodbridge, NJ 07095.

SIXTH: The name and address of the incorporator is Capitol Information Service, Inc., 172 West State Street, Trenton, NJ 08608.

In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officer this 9th day of November, 1989.

Patricia M. Titus, Vice-President

Capitol Information Service, Inc.
172 West State Street
Trenton, NJ 08608.

FILED FOR: Randy T. Pearce, Esq.
Sonageri & Pearce
Court Plaza North
25 Main Street
Hackensack, NJ 07601-7025

STATE OF NEW JERSEY DEPARTMENT OF TREASURY FILING CERTIFICATION (CERTIFIED COPY)

NORTH EAST WASTE TRANSPORT, INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Incorporation as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 2nd day of November, 2012

Andrew P Sidamon-Eristoff
State Treasurer

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation (For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:

David J. Martinez Co., Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 24th day of October, 2006

Resolved, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

The name of the corporation is North East Waste Transport, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 2,500

The total number of shares entitled to vote thereon was: 2,500

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

Not applicable.

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
2,500	0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

Dated this 24th day of October, 2006

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

STATE OF NEW JERSEY DEPARTMENT OF TREASURY FILING CERTIFICATION (CERTIFIED COPY)

NORTH EAST WASTE TRANSPORT, INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Amendment as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 2nd day of November, 2012

Andrew P Sidamon-Eristoff
State Treasurer

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